Exhibit 24
POWER OF ATTORNEY
          Each person whose signature appears below appoints Donald L. Grill and Douglas J. Kelley, as such person’s true and lawful attorney to execute in the name of each such person, a Registration Statement of Form S-8 registering under the Securities Act of 1933, as amended, common shares to be sold under the Fentura Financial, Inc. 1996 Nonemployee Director Stock Option Plan; and to file any amendments to that Registration Statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/Donald L. Grill	President, Chief Executive Officer	August 24, 2006
Donald L. Grill	(Principal Executive Officer)
and Director

/s/Forrest A. Shook	Chairman of the Board and Director	August 24, 2006
Forrest A. Shook

/s/Thomas P. McKenney	Vice Chairman of the Board and Director	August 24, 2006
Thomas P. McKenney

/s/Kenneth R. Elston Kenneth R. Elston	Director	August 24, 2006

/s/J. David Karr J. David Karr	Director	August 24, 2006

/s/Thomas L. Miller Thomas L. Miller	Director	August 24, 2006

/s/Brian P. Petty Brian P. Petty	Director	August 24, 2006

/s/Ian W. Schonsheck Ian W. Schonsheck	Director	August 24, 2006